UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12 (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           CNL HOTELS & RESORTS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


            MARYLAND                                       59-3396369
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      (State of Incorporation or Organization)          (I.R.S. Employer
                                                         Identification no.)


  CNL CENTER AT CITY COMMONS
   450 SOUTH ORANGE AVENUE
   ORLANDO, FLORIDA                                     33487
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   (Address of Principal Executive Offices)          (Zip Code)


   If this form relates to the               If this form relates to the
   registration of a class of securities     registration of a class of securi-
   pursuant to Section 12(b) of the          ties pursuant to Section 12(g) of
   Exchange Act and is effective             the Exchange Act and is effective
   pursuant to General Instruction           pursuant to General Instruction
   A.(c), please check the following         A.(d), please check the following
   box. [X]                                  box.

Securities Act registration statement file number to which this form relates:
                                                        333-115079
                                                     (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so           Name of Each Exchange on Which Each Class
Registered                             is to be Registered

Common Stock, $0.01 par value          New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  NONE


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      CNL Hotels & Resorts, Inc. (the "Company" or "Registrant") is registering certain of its securities on the New York Stock Exchange, Inc. (the "Exchange") consisting of its common stock, par value $0.01 per share ("Common Stock").

      The Registrant hereby incorporates by reference the description of the Registrant's Common Stock under the captions "Description of Capital Stock" and "Certain Provisions of Maryland Law and Our Charter and Bylaws" contained in the Registrant's Registration Statement on Form S-3, as filed on April 30, 2004 (Registration No. 333-115079), as amended, including any form of the prospectus therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended.

ITEM 2.     EXHIBITS.

            None.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


August 2, 2004                      CNL HOTELS & RESORTS, INC.



                                    By:     /s/ Mark E. Patten
                                         ---------------------------------------
                                         Name:  Mark E. Patten
                                         Title: Senior Vice President and Chief
                                                  Accounting Officer